CONSULTING AGREEMENT


         This Consulting Agreement ("Agreement") is made and entered into as of the 15th day of March, 2000, between SILVERZIPPER.COM, INC., a Nevada corporation, with offices at 81 Holly Hill Lane, Greenwich, CT 06830 ("silverzipper"), and STEVEN CRISAFULLI ("Crisafulli"), with offices at c/o Marmot, 2321 Circadian Way, Santa Rosa, CA 95407.

                                    RECITALS

         silverzipper is a Nevada corporation and is principally engaged in the business of designing, manufacturing and marketing of active wear apparel and accessories.

         Crisafulli desires to act as a business advisor to silverzipper.

         silverzipper desires to engage Crisafulli as a consultant to provide business and corporate planning advice to silverzipper during the next eighteen months, and Crisafulli desires to provide the same.

         NOW, THEREFORE, in consideration of the mutual agreements herein made, silverzipper and Crisafulli hereby agree as follows:

         1. Services. silverzipper retains Crisafulli to perform, and Crisafulli desires to perform, a variety of services, including, but not limited to:

               a)   Assistance  in locating  and  negotiating  acquisitions;
               b) Introductions to potential strategic partners and investment banking sources;
               c)   Assistance  in the  development  of a presentation   for
                    prospective   strategic   partners  and investment banking
                    sources;
               d)   Evaluation of feasibility of potential   acquisitions  and
                    financial  analysis;  and
               e)   Strategic planning.

         2.  Compensation.   In  return  for  the  above  referenced   services,
silverzipper has delivered a warrant to Crisafulli for the purchase of 120,000 shares of Common Stock of silverzipper.

         3. Indemnification. Crisafulli and silverzipper agree to mutually indemnify the other party from any and all claims and proceedings to which the other is subjected by virtue of the actions or omissions of the indemnifying party. The indemnifying party will be entitled to prompt notice of a claim or proceeding and shall have the right to defend the same. The indemnifying party shall not settle any such claim or proceeding without the consent of the indemnified party, which it shall not unreasonably withhold or delay.

         4. Notices. Any notice required or permitted to be given under the terms of this Agreement shall be sufficient if in writing and if sent postage prepaid by registered or certified mail, return receipt requested, by overnight delivery; by courier; or by confirmed telecopy, to the addresses set forth herein or to such other addresses as a party shall give notice of in accordance herewith.

         5. Waiver. Unless agreed in writing, the failure of either party, at any time, to require performance by the other of any provisions hereunder shall not affect its right thereafter to enforce the same, nor shall a waiver by either party of any breach of any provision hereof be taken or held to be a waiver of any other preceding or succeeding breach of any term or provision of this Agreement. No extension of time for the performance of any obligation or act shall be deemed to be an extension of time for the performance of any other obligation or act hereunder.

         6. Completeness and Modification. This Agreement constitutes the entire understanding between the parties hereto superseding all prior and contemporaneous agreements or understandings among the parties hereto concerning the Consulting Agreement. This Agreement may be amended, modified, superseded or canceled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the parties or, in the case of a waiver, by the party to be charged.

         7. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute but one agreement.

         8. Binding Effect/Assignment. This Agreement shall be binding upon the parties hereto, their heirs, legal representatives, successors and assigns. This Agreement shall not be assignable by Crisafulli, but shall be assignable by silverzipper in connection with the sale, transfer or other disposition of its business or to any of silverzipper's affiliates controlled by or under common control with silverzipper.

         9. Governing Law. This Agreement shall become valid when executed and accepted by Company. The parties agree that it shall be deemed made and entered into in the State of New York and shall be governed and construed under and in accordance with the laws of the State of New York.

         10. Further Assurances. All parties hereto shall execute and deliver such other instruments and do such other acts as may be necessary to carry out the intent and purposes of this Agreement.

         11. Severability. The invalidity or unenforceability, in whole or in part, of any covenant, promise or undertaking, or any section, subsection, paragraph, sentence, clause, phrase or word or of any provision of this Agreement shall not affect the validity or enforceability of the remaining portions thereof.

         12. Enforcement. Should it become necessary for any party to institute legal action to enforce the terms and conditions of this Agreement, the successful party will be awarded reasonable attorneys' fees at all trial and appellate levels, expenses and costs.

         13. Independent Contractors. The parties are independent contractors and neither party has the authority to bind the other party. Crisafulli shall be responsible for the timely payment of all federal, state and local taxes related to his compensation hereunder and shall hold silverzipper harmless with respect to the same.


         IN WITNESS WHEREOF, the parties have executed the Agreement as of the date first above written.

                                  SILVERZIPPER.COM, INC.


                                  By:/s/ Paul P. Palmeri
                                     ----------------------
                                     Paul P. Palmeri, Chief Executive Officer



                                     /s/ Steven Crisafulli
                                     ---------------------
                                     STEVEN CRISAFULLI, Individually